UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2007

CHINA RUITAI INTERNATIONAL HOLDINGS CO., LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-04494	13-5661446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wenyang Town Feicheng City ShanDong, China 271603
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86 538 3850 703

87-10 Clover Place
Holliswood, NY 11423
(former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

The following discussion should be read in conjunction with our annual report on Form 10-K and our quarterly reports on Form 10-Q incorporated into this Current Report on Form 8-K by reference, and the consolidated financial statements and notes thereto included in our annual and quarterly reports. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

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CURRENT REPORT ON FORM 8-K

CHINA RUITAI INTERNATIONAL HOLDSINGS CO., LTD.

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ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

SHARE EXCHANGE

The Share Exchange

On August 29, 2007, China RuiTai International Holdings Co., Ltd., a Delaware corporation (the “Registrant”, or the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Pacific Capital Group Co., Ltd., (“Pacific Capital Group”) a corporation incorporated under the laws of the Republic of Vanuatu, and the shareholders of Pacific Capital Group (the “Shareholders”). Pursuant to the terms of the Exchange Agreement, the Shareholders agreed to transfer all of the issued and outstanding shares of common stock in Pacific Capital Group to the Registrant in exchange for the issuance of an aggregate of 22,645,348 shares of the Registrant’s common stock to the Shareholders, thereby causing Pacific Capital Group to become a wholly-owned subsidiary of the Registrant (the “Share Exchange”).

Upon closing of the Share Exchange on November 8, 2007, the Shareholders of Pacific Capital Group delivered all of their equity capital in Pacific Capital Group to the Registrant in exchange for 22,645,348 shares of common stock of the Registrant. The Share Exchange resulted in Pacific Capital Group, and Pacific Capital Group’s operating subsidiary, TaiAn RuiTai Cellulose Co., Ltd., a Chinese limited liability company (“TaiAn”) becoming wholly and majority owned subsidiaries, respectively, of the Registrant.

Pursuant to the terms of the Exchange Agreement, at closing, the Shareholders received 226,453 shares of the Registrant’s common stock for each issued and outstanding share of common stock of Pacific Capital Group. As a result, at closing the Registrant issued a total of 22,645,348 shares of its common stock to the former shareholders of Pacific Capital Group. Neither the Registrant nor Pacific Capital Group had any options or warrants to purchase shares of capital stock outstanding immediately prior to or following the Share Exchange.

The shares of the Registrant’s common stock issued in connection with the Share Exchange were not registered under the Securities Act, in reliance upon the exemption from registration provided by Regulation S of the Securities Act. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

Prior to the announcement by the Company relating to the entry into the Share Exchange, there were no material relationships between the Company or Pacific Capital Group, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Changes Resulting from the Share Exchange

At this time, the Company intends to carry on the business of Pacific Capital Group’s subsidiary, TaiAn as its sole line of business. The Company has relocated its executive offices to Wenyang County, Feicheng City, Shandong Province, China 271603 and changed its telephone number to 86 538 3850 703.

Changes to the Board of Directors

Pursuant to the terms of the Exchange Agreement, upon closing of the Share Exchange Anna Herbst, Cosmo Palimieri and Frank Pioppi resigned as directors and officers of the Registrant and Dian Min Ma was appointed as the Registrant’s Chairman of the Board of Directors, Chief Executive Officer (“CEO”) and Secretary, Xing Fu Lu was appointed as the Registrant’s President, Jin Tian was appointed as a director, and Gang Ma was appointed as the Registrant’s Chief Financial Officer. All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board of directors.

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse merger,” since the stockholders of Pacific Capital Group own a majority of the outstanding shares of the Registrant’s common stock immediately following the Share Exchange. Pacific Capital Group is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the Share Exchange will be those of Pacific Capital Group and its subsidiary and will be recorded at the historical cost basis of Pacific Capital Group. After completion of the Share Exchange, the Registrant’s consolidated financial statements will include the assets and liabilities of both the Registrant and Pacific Capital Group, the historical operations of Pacific Capital Group and the operations of the Registrant and its subsidiaries from the closing date of the Share Exchange. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of the Registrant’s common stock pursuant to the Share Exchange, a change in control of the Company occurred on the date of consummation of the Share Exchange.

DESCRIPTION OF THE COMPANY

As used in this Current Report on Form 8-K, all references hereinafter to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to the Registrant, and for periods subsequent to the closing of the Share Exchange refer to the Registrant and its subsidiaries.

Overview

The Registrant was organized under the laws of the State of Delaware on November 15, 1955, under the name "Inland Mineral Resources Corp." We were formed for the purpose of engaging in all lawful businesses. Subsequent to our inception, we engaged in various real estate development projects. We entered into several business acquisitions with subsidiaries and held various limited partnership interests related to real property development. These operations were not successful, and we discontinued the majority of our operations by 1981. We were dormant as the result of the revocation of our corporate charter by the State of Delaware due to our failure to pay the required franchise taxes from 1984 until 1997. In 1997, our corporate charter was reinstated. On March 12, 2007 pursuant to a vote by the Company’s shareholders, we changed our name to China RuiTai International Holdings Co., Ltd. Prior to the completion of the Share Exchange, the Registrant was a shell company having no operations, employees, or assets.

As a result of the Share Exchange described in this Item 2.01, Pacific Capital Group became a wholly-owned subsidiary of the Registrant. Pacific Capital Group was incorporated on November 26, 2006 under the laws of the Republic of Vanuatu as a holding company, for the purposes of seeking and consummating a merger or acquisition with a business entity. On April 26, 2007, following the approval by the relevant governmental authorities in the Peoples Republic of China (“PRC”), Pacific Capital Group acquired a 99% ownership interest in TaiAn RuiTai Cellulose Co., Ltd., a Chinese limited liability company (“TaiAn”), incorporated in the PRC on November 10, 1999. As a result of the transaction, TaiAn became a majority-owned subsidiary of Pacific Capital Group. Pacific Capital, through TaiAn, engages in the development, manufacturing, and distribution of cellulose ether. Through the closing of the Share Exchange, the Registrant succeeded to the business of TaiAn as its sole line of business. TaiAn is based in Feicheng City, Shandong Province, PRC.

The Chart below depicts the corporate structure of China RuiTai International Holdings Co., Ltd. as of the date of this 8-K. As depicted below, the Registrant owns 100% of the capital stock of Pacific Capital Group and has no other subsidiaries. Pacific Capital Group owns 99% of the capital stock of TaiAn and has no other subsidiaries. TaiAn has no subsidiaries.

DESCRIPTION OF OUR BUSINESS

As used in this Current Report on Form 8-K, all references hereinafter to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to the Registrant, and for periods subsequent to the closing of the Share Exchange refer to the Registrant and its subsidiaries.

Company Overview

The Company, through its wholly-owned subsidiary, Pacific Capital Group and its majority-owned subsidiary, TaiAn, is engaged in the production, sales, and exportation of deeply processed chemicals, with a primary focus on non-ionic cellulose ether products. Cellulose ether is an organic chemical that dissolves in water and other organic solvents. Due to the surface-active properties of cellulose ether, it acts as a thickener and stabilizer in aqueous solutions, making it a beneficial additive in a wide variety of commercial industries and products, including, but not limited to the pharmaceutical industry, the construction industry, PVC products, food and beverage products, petroleum, and cosmetics. Specific examples of applications in which cellulose ether products are used include: as a stabilizer and thickener in latex paint; in mortar dry mix for building materials; to improve the performance of resin in PVC production; as a membrane reagent, stabilizer, and thickener in pharmaceuticals; and to improve jam, ice cream, toothpaste and lipsticks in the food and cosmetic industries. TaiAn is one of the largest non-ionic cellulose ether producers in China.

Products

TaiAn has twelve major product lines which are marketed under its brand name “RuiTai.” TaiAn’s product lines, which are all focused around and related to cellulose ether, include: 1) Hydroxypropyl Methyl Cellulose (HPMC); 2) Methyl Cellulose (MC); 3) Ethyl Cellulose Aqueous Dispersion (EAD); 4) Ethyl Cellulose (EC); 5) Hydroxyethyl Cellulose (HEC); 6) CMC; 7) Microcrystalline Cellulose (MCC); 8) HEMC; 9) Hypromellose Phthalate (HPMCP); 10) Hydroxypropyl Cellulose (HPC); and 11) Film Coating Pre-Mixed Reagent. Cellulose ether is an organic chemical that dissolves in water and other organic solvents. Due to the surface-active properties of cellulose ether, it acts as a thickener and stabilizer in aqueous solutions, making it a beneficial additive in a wide variety of commercial industries and products, including, but not limited to the pharmaceutical industry, the construction industry, PVC products, food and beverage products, petroleum, and cosmetics. Specific examples of applications in which TaiAn’s products are used include: as a stabilizer and thickener in latex paint; in mortar dry mix for building materials; to improve the performance of resin in PVC production; as a membrane reagent, stabilizer, and thickener in pharmaceuticals; and to improve jam, ice cream, toothpaste and lipsticks in the food and cosmetic industries.

Research and Development and New Products

Research and development of new products and innovation has been emphasized throughout TaiAn’s corporate existence. TaiAn has a scientific research center equipped with sophisticated experimental facilities and testing instruments for conducting preliminary and pilot processes for the development of new products. New products that the Company has introduced over the last few years as a result of its research and development include HPMC, MC, HPC, and EAD.

Distribution Methods

TaiAn distributes its products through two primary methods of distribution: 1) directly to end-users who have ordered the product directly from the Company; and 2) through sales agents working at sales offices throughout the PRC. The end-user method of sales and distribution, accounts for 95% of TaiAn’s total sales volume. Additionally, TaiAn operates thirty sales offices throughout China. TaiAn currently operates four offices in both Beijing and Shanghai, and operates a single office in each of the following cities: Guangzhou, Qingdao, Nanjing, QiongXing, ChengDu, Shenyang, and Urumqi.

Customers and Marketing

Customers

TaiAn’s customers include the following companies, Sinopenc Qilu Petrochemical, Shanghai Chlor-Alkali Chemical Co., Ltd., Beijing Huaer Co., Ltd., and Guangzhou Baiyunshan Pharmaceutical Co., Ltd. TaiAn is also a designated oil field material supplier for Xinjiang Kelamayi Oil Field. TaiAn also exports approximately 1,700 tons of ether products, to foreign markets in the United States, Europe, India, the Middle East, and South East Asia.

Marketing

TaiAn employs a sales manager who is in charge of organizing and overseeing the Company’s marketing and advertising program which is designed to promote the RuiTai brand through commercial advertisements, sales record tracking, customer consultations, service quality improvements, pricing scheme decisions, and participation at industry conferences, all of which are designed to enhance the Company’s brand name recognition and popularity. In addition to the operation of its marketing department, TaiAn also focuses on customer service and has established internal controls and procedures as well as employee training focused on meeting its customers’ needs. In an effort to maximize its customer satisfaction, TaiAn maintains user profiles of its customers and compiles and responds to customer requests, suggestions, and complaints. Post-sales support is provided to TaiAn’s customers, and if necessary sales representatives will visit customers’ businesses to respond to and address any issues relating to the quality of TaiAn’s products.

Sources and Availability of Raw Materials

The two major raw materials required for the production of cellulose ether products are: 1) purified cotton; and 2) etherifying epoxy propane. China is a predominantly agricultural country that produces significant amounts of purified cotton. TaiAn is located in Feicheng City in the Shandong Province, a region known for its cotton production. As a result of its location, it is convenient for TaiAn to obtain adequate supplies of high-quality cotton at competitive prices to facilitate the production of its products. In addition to our need for cotton, we also utilize large amounts of etherifying epoxy propane in the production of our products. Within the Shandong Province, Qilu Petrochemical Company, Shandong Insecticide Factory, and Shandong Dongda Company all produce large quantities of etherifying epoxy propane each year. Thus, the assurance of an adequate supply of this raw material is also expected for the near future.

Intellectual Property

The Company has registered the trademark “RuiTai” with the Trademark Bureau, State Administration for Industry and Commerce, People’s Republic of China. The Company does not own any other trademarks or patents.

Other parties are actively developing cellulose ether products. We expect these parties to continue to take steps to protect these technologies, including seeking patent protection. There may be patents issued or pending that are held by others and cover significant parts of our technology, business methods or services. We cannot be certain that our products do not or will not infringe on any valid patents, copyrights or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims, from time to time, relating to the intellectual property of others in the ordinary course of our business.

In addition, we may license technology from third parties. The market is evolving and we may need to license additional technologies to remain competitive. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate any licensed technology into our services. Our inability to obtain any of these licenses could delay product and service development until alternative technologies can be identified, licensed and integrated.

Government Regulation

The Company is subject to regulation by both the PRC central government and local governmental agencies located in Feicheng City. In the ordinary course of its business, the Company is subject to numerous environmental laws and regulations covering compliance matters or imposing liability for the costs of, and damages resulting from, cleaning up sites, past spills, disposals and other releases of hazardous substances. Changes in environmental laws and regulations may have a material adverse effect on the Company’s financial position and results of operations. Any failure by the Company to adequately comply with such laws and regulations could subject the Company to significant future liabilities.

Employees

TaiAn currently employs 626 full time employees.

Reports to Security Holders

We are required to file reports with the SEC under section 13(a) of the Securities Act. The reports will be filed electronically. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the SEC Internet site is http://www.sec.gov.

Risk Factors

AN INVESTMENT IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING OUR BUSINESS BEFORE PURCHASING ANY OF OUR SHARES OF COMMON STOCK. NO PURCHASE OF OUR COMMON STOCK SHOULD BE MADE BY ANY PERSON WHO IS NOT IN A POSITION TO LOSE THE ENTIRE AMOUNT OF HIS INVESTMENT. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES THAT WE FACE. OUR BUSINESS AND OPERATIONS COULD BE SERIOUSLY HARMED AS A RESULT OF THESE RISKS.

Risks Relating to Our Business

Changes in expected demand for cellulose ether products may adversely affect the Company’s ability to market its products.

Unexpected changes to the global economy or the introduction of a new or different product that is found to be superior in quality or more environmentally friendly than the Company’s current products would adversely affect the Company’s revenues and results of operations.

The Company’s ability to operate at a profit is partially dependent on market prices for petroleum, purified cotton and etherifying epoxy propane. If the prices of these products rise too much, the Company’s profits are likely to decline.

The Company’s manufacturing process relies in part on petroleum, purified cotton and etherifying epoxy propane. Future price fluctuations in these products may adversely affect the Company’s gross profit margin, which could ultimately impact the Company’s net profit.

The Company’s reliance upon third party suppliers of raw materials may hinder its ability to be profitable.

In addition to being dependent upon the availability and price of raw materials including purified cotton and etherifying epoxy propane, the Company will be dependent on relationships with the third party suppliers of these raw materials. Although, the Company currently has been able to satisfy its supply requirements through local Chinese companies, there is no guarantee that these favorable conditions will remain intact. The Company’s suppliers may not be able to continue to meet the Company’s needs. Competition for purified cotton and etherifying epoxy propane may result in higher prices and lower profit margins from the sale of the Company’s products. Also, if the Company is unable to obtain adequate quantities of raw materials at economically viable prices, the Company could lose its current competitive pricing in the industry. This could result in lost sales to competitors. The Company’s business could become unprofitable and investors may lose their entire investment in the Company.

The Company faces significant business competition.

The market for cellulose ether products remains competitive. Management believes its ability to compete depends on many factors including the following:

•	The Company’s ability to market its existing products and develop new products based on changing technology;

•	The performance, functionality, price and reliability of its products;

•	The Company’s global sales and marketing efforts;

•	The Company’s customer service and support efforts; and

•	The relative impact of general economic and industry conditions on either the Company or its competitors.

Other competitive factors include the Company’s competitors’ reputation, financial resources, knowledge of the advertising market, corporate governance and financial controls, geographical coverage, customer relationships, technological capability and quality and breadth of products.

The primary method of distribution that the Company utilizes for the delivery of its products to its customers is by shipping the products that the Customers have ordered directly to the Customers.

The primary method of distribution that the Company utilizes for the delivery of its products to its customers is by shipping the products that the Customers have ordered directly to the Customers. Any increase in the cost of shipping is likely to affect the Company’s competitive position and net profit.

The Company’s future success will depend on the its ability to effectively promote and market its products.

The Company’s future success will depend in large part on its ability to market and promote its products to new customers. The Company’s inability to effectively market and promote both its current products, and new products, will limit the Company’s ability to grow and develop and will subsequently adversely impact the its revenues and results of operations.

Future regulations could be enacted that either directly restrict or indirectly impact the Company’s products and services.

The Company is subject to direct regulation by the PRC government, including regulations applicable to businesses generally, as well as regulations directly applicable to the Company’s industry. The Company is also subject to regulations in foreign countries in which it exports its products. The PRC government and/or foreign governments could adopt regulations covering issues such as environmental, health, safety, and/or quality standards as well as changes in taxation of the Company’s products and services. If enacted, government regulations could limit the market for the Company’s products and services.

Future success will depend on the Company’s ability to enhance its existing products and services and to develop and introduce new products and services.

The Company’s future success will depend in large part on its ability to enhance and broaden its products to meet the increasing changes and advances in technology related to the cellulose ether production industry. The Company’s markets are characterized by rapidly changing technologies, frequent new product and service introductions, and evolving industry standards. To achieve the Company’s goals, it will need to respond effectively to technological changes and new industry standards and developments. In addition, the Company’s product enhancements must meet the requirements of current and prospective customers and must achieve significant market acceptance. The Company could also incur substantial costs if it needs to modify its products, services or information technology infrastructure to adapt to these changes, standards and developments.

As the Company expands its international operations, it will be exposed to additional new business risks.

The Company intends to develop its international operations. This expansion will require additional resources and management attention and will subject the Company to new regulatory, economic and political risks. Given the Company’s limited experience in international markets, it cannot be sure that its international expansion will be successful. In addition, the Company will face new risks in doing business internationally. These risks could reduce demand for its products and services, lower the prices at which it can sell its products and services, or otherwise have an adverse effect on its operating results. Among the risks the Company believes most likely to affect it are:

•	Longer payment cycles and problems in collecting accounts receivable;

•	Adverse changes in trade and tax regulations;

•	The absence or significant lack of legal protection for intellectual property rights;

•	Political and economic instability; and

•	Currency risks.

The Company is subject to numerous environmental laws and regulations.

In the ordinary course of its business, the Company is subject to numerous environmental laws and regulations covering compliance matters or imposing liability for the costs of, and damages resulting from, cleaning up sites, past spills, disposals and other releases of hazardous substances. Changes in these laws and regulations may have a material adverse effect on the Company’s financial position and results of operations. Any failure by the Company to adequately comply with such laws and regulations could subject the Company to significant future liabilities.

Our success depends on our ability to protect our proprietary rights.

Success depends, to a significant degree, upon the protection of the Company’s product design and other proprietary technology. The unauthorized reproduction or other misappropriation of the Company’s products could enable third parties to benefit from the Company’s technology without paying us for it. This could have a material adverse effect on business, operating results and financial condition. Existing trade secret, copyright and trademark laws offer only limited protection. Moreover, the laws of other countries in which the Company intends to market its products may afford little or no effective protection of its intellectual property. If the Company resorts to legal proceedings to enforce its intellectual property rights, the proceedings could be burdensome and expensive, even if the Company were to prevail.

Claims by other companies that the Company’s technology infringes on their proprietary technology could force the Company to redesign its products or otherwise hurt its financial condition.

If the Company were to discover that any of its products violated third-party proprietary rights, there can be no assurance that the Company would be able to reengineer the product or to obtain a license on commercially reasonable terms, if at all, to continue offering the product without substantial reengineering. However, the Company does not and has not conducted comprehensive patent searches on all technology components to determine whether the technologies used in its products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly developing technology environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies. Any claim of infringement could cause the Company to incur substantial costs defending against the claim, even if the claim is invalid, and could distract management from its business. Furthermore, a party making such a claim could secure a judgment that requires the Company to pay substantial damages. A judgment could also include an injunction or other court order that could prevent the Company from selling its products or cause its customers to stop using the Company’s products.

Risks Relating to Share Exchange

Following the Share Exchange, the Company’s directors and executive officers beneficially own a substantial percentage of the Company’s outstanding common stock, which gives them control over certain major decisions on which the Company’s stockholders may vote, which may discourage an acquisition of the Company.

The Company’s directors and executive officers collectively as a group beneficially own, in the aggregate, approximately 88.6% of the Company’s outstanding common stock. The interests of the Company’s management may differ from the interests of other stockholders. As a result, the Company’s executive management will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

•	Electing or defeating the election of directors;

•	Amending or preventing amendment of the Company’s Certificate of Incorporation or By-laws;

•	Effecting or preventing a merger, sale of assets or other corporate transaction; and

•	Controlling the outcome of any other matter submitted to the stockholders for vote.

The Company’s management’s stock ownership may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

Because TaiAn became public by means of a share exchange, the Company may not be able to attract the attention of major brokerage firms.

There may be risks associated with TaiAn’s becoming public through a share exchange. Specifically, securities analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of the Company’s common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of the Company.

Risks Relating to Our Common Stock

Resale of our Shares may be difficult because there is not an active trading market for our Shares, and it is possible that no market will develop. This may reduce or limit the potential value of our shares.

Our common stock is approved for trading on the National Association of Securities Dealers Electronic Bulletin Board under the symbol "CRUI." However, limited trading activity has occurred during the past two years and there is no current trading market. As a result, no historical price information is available. We cannot guarantee that a trading market for our common stock will develop, or if developed, will be maintained. Efforts by current shareholders to complete re-sales of "restricted securities" pursuant to Rule 144 of the Securities and Exchange Commission may make it difficult for a trading market to develop, or if a trading market does develop, may substantially reduce the market price of our common stock.

Risks Relating to Doing Business in the PRC

The PRC’s economic, political and social conditions, as well as governmental policies, could affect the financial markets in the PRC, our liquidity and access to capital, and our ability to operate our business.

Our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and to guide the allocation of resources. The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC are still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over its economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government has implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to slow down specific segments of the PRC’s economy. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business.

The PRC legal system embodies uncertainties which could limit the legal protections available to us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation has been significantly enhanced protections afforded to various forms of foreign investment in the PRC. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, because PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operation. Also, intellectual property rights and confidentiality protections in the PRC may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the medical industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us.

U.S. investors may experience difficulties in attempting to enforce judgments based upon U.S. federal securities laws against us and our non-U.S. resident director.

All of our operations and our assets are located outside the United States. In addition, all of our officers and directors are foreign citizens. As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against any of our individual directors or officers.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

As used in this Current Report on Form 8-K, all references hereinafter to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to the Registrant, and for periods subsequent to the closing of the Share Exchange refer to the Registrant and its subsidiaries.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

Company Overview

The Registrant was originally incorporated in Delaware on November 15, 1955, under the name "Inland Mineral Resources Corp." and was formed for the purpose of engaging in all lawful businesses. On March 12, 2007, the Registrant changed its name to China RuiTai International Holdings Co., Ltd. On November 8, 2007, the Registrant acquired Pacific Capital Group Co., Ltd., and its majority-owned subsidiary, TaiAn RuiTai Cellulose Co., Ltd., pursuant to the terms of the Exchange Agreement discussed in item 2.01 above. This transaction was accounted for as a “reverse merger” with Pacific Capital Group deemed to be the accounting acquirer and the Registrant as the legal acquirer. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the Share Exchange will be those of Pacific Capital Group and its subsidiary and will be recorded at the historical cost basis of Pacific Capital Group. After completion of the Share Exchange, the Registrant’s consolidated financial statements will include the assets and liabilities of both the Registrant and Pacific Capital Group, the historical operations of Pacific Capital Group and the operations of the Registrant and its subsidiaries from the closing date of the Share Exchange.

Pacific Capital Group was incorporated on November 26, 2006 under the laws of the Republic of Vanuatu as a holding company, for the purposes of seeking and consummating a merger or acquisition with a business entity. On April 26, 2007, following the approval by the relevant governmental authorities in the Peoples Republic of China (“PRC”), Pacific Capital Group acquired a 99% ownership interest in TaiAn RuiTai Cellulose Co., Ltd., a Chinese limited liability company, incorporated in the PRC on November 10, 1999. Subsequent to the transaction, TaiAn became a majority-owned subsidiary of Pacific Capital Group. Pacific Capital, through TaiAn, engages in the development, manufacturing, and distribution of cellulose ether. As such, Pacific Capital Group does not conduct any substantive operations of its own, but rather conducts its primary business operations through TaiAn, a Chinese company that established in November 1999 and specializes in chemical manufacturing. As a result of the Share Exchange, the Registrant intends to carry on the business of Pacific Capital Group’s subsidiary, TaiAn as its sole line of business.

Results of Operations

Our financial statements are stated in US Dollars and are prepared in accordance with generally accepted accounting principals of the United States (“GAAP”).

Consolidated Results of Operation for Pacific Capital Group and TaiAn for the Six-Months Ended June 30, 2007 Compared to the Six-Months Ended June 30, 2006.

Revenues. During the six months ended June 30, 2007, Pacific Capital Group had revenues of $16,588,463 as compared to revenues of $12,502,780 during the six months ended June 30, 2006, an increase of approximately 32.7%. This increase is attributable to an increase in sales due to greater demand for cellulose ether products, higher production capabilities of the Company, and the introduction of new products by the Company.

Gross Profit. Cost of goods sold, which consists of direct labor, overhead and product costs, were $10,553,148 for the six months ended June 30, 2007 as compared to $7,861,413 for the six months ended June 30, 2006. Gross profit was $6,035,315 for the six months ended June 30, 2007 as compared to $4,641,367 for the six months ended June 30, 2006, representing gross margins of approximately 36.4% and 37.1% respectively. The decrease in gross profit margins is attributable to an insufficient amount of increase in sales relative to an increased amount of cost of goods sold during the six months ending June 30, 2007.

Selling Expenses. Selling expenses which consist of advertising and promotion expenses, freight charges, exporting expenses, and sales commissions totaled $997,371 for the six months ended June 30, 2007 as compared to $851,251 for the six months ended June 30, 2006, an increase of approximately 17.2%. This increase is primarily attributable to expanding sales team and activities, which are in turn reflected in increased sales.

General and Administrative Expenses. General and administrative expenses totaled $577,909 for the six months ended June 30, 2007, as compared to $801,843 for the six months ended June 30, 2006, a decrease of approximately 27.9%. This decrease is primarily attributable to a decrease in repair and maintenance expenses and a decrease in bad debt expenses for the six months ended June 30, 2007.

Net Income. The Company had a net income of $2,748,579 for the six months ended June 30, 2007 as compared to $1,670,320 for the six months ended June 30, 2006. Comprehensive income, taking into account foreign currency conversion was $2,886,270 and $1,689,989 for the six months ended June 30, 2007 and June 30, 2006 respectively. The increase in net income is attributable to an increase in sales and a decrease in general and administrative expenses. TaiAn’s management believes that net income will continue to increase as TaiAn introduces new products, increases sales, and expands production capacity.

Net Cash From Operations. Net cash derived from operating activities totaled $1,163,592 for the six months ended June 30, 2007 as compared to net cash used by operating activities of $777,779 for the six months ended June 30, 2006. The increase in net cash derived was primarily due to an increase in net income as well as a decrease in inventory and an increase in accounts and taxes payable.

Net Cash Used For Investing. Net cash used in investing activities was $4,578,266 for the six months ended June 30, 2007 and net cash provided by investing activities was $1,081,383 for the six months ended June 30, 2006. The increase in net cash used was primarily the result of the purchase of fixed assets and an increase in the amount of short term loans to a shareholder.

Net Cash Provided By Financing Activities. Net cash used by financing activities totaled $779,193 for the six months ended June 30, 2007 as compared to net cash used by financing activities of $1,111,427 for the six months ended June 30, 2006. The reason for this decrease in the amount of net cash used was because of a decrease in restricted cash to secure bank checks.

Inventories. Inventories at June 30, 2007 were $4,949,837.

Results of Operations of TaiAn for the Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005.

Revenues. During the year ended December 31, 2006, TaiAn had revenues of $28,090,238 as compared to revenues of $23,644,780 during the year ended December 31, 2005, an increase of approximately 18.8%. This increase is attributable to an increase in sales due to greater demand for cellulose ether products, higher production capabilities of the Company, and the introduction of new products by the Company. Management believes that its sales will continue to grow because of the increasing global demand for cellulose ether products as well as the increased production capabilities of the Company resulting in the potential for increased sales.

Gross Profit. Cost of goods sold, which consists of direct labor, overhead and product costs, were $19,153,553 for the year ended December 31, 2006 as compared to $16,498,898 for the year ended December 31, 2005. Gross profit was $8,963,685 for the year ended December 31, 2006 as compared to $7,145,882 for the year ended December 31, 2005, representing gross margins of approximately 31.8% and 30.2%, respectively. The increase in gross profits is attributable to increased sales. Management believes that this trend will continue as sales are expected to increase while gross margin will remain relatively stable at the current level.

Selling Expenses. Selling expenses which consist of advertising and promotion expenses, freight charges, exporting expenses, and sales commissions totaled $2,128,099 for the year ended December 31, 2006 as compared to $1,719,372 for the year ended December 31, 2005, an increase of approximately 23.8%. This increase is primarily attributable to expanding sales team and activities, which are in turn reflected in increased sales. TaiAn management believes that its selling expenses will continue to increase as sales continue to grow.

General and Administrative Expenses. General and administrative expenses totaled $1,491,118 for the year ended December 31, 2006, as compared to $1,170,581 for the year ended December 31, 2005, an increase of approximately 27.4%. This increase is primarily attributable to the expansion of TaiAn’s sales and operations.

Net Income. The Company had a net income of $3,036,362 for the year ended December 31, 2006 as compared to $2,851,086 for the year ended December 31, 2005. Comprehensive income, taking into account foreign currency conversion was $3,142,032 and $2,826,611 for the years ended December 31, 2006 and December 31, 2005, respectively. The increase in net income is attributable to an increase in sales. TaiAn’s management believes that net income will continue to increase as TaiAn introduces new products, increases sales, and expands production capacity.

Net Cash From Operations. TaiAn generated positive cash flow from operations for the year ended December 31, 2006 and negative cash flow from operations for the year ended December 31, 2005. Specifically, net cash derived from operating activities totaled $2,416,715 for the year ended December 31, 2006 as compared to a negative $563,889 for the year ended December 31, 2005. The increase was primarily due to an increase in net income and a smaller decrease in accounts payable, which was partially offset by an increase in accounts receivable and prepaid expenses.

Net Cash Used For Investing. Net cash used in investing activities was $8,869,934 for the year ended December 31, 2006 and net cash used in investing activities was $1,666,013 for the year ended December 31, 2005. The cash was used for the purchase of land use rights and fixed assets and short-term loans to a shareholder and to unaffiliated suppliers.

Net Cash Provided By Financing Activities. Net cash provided by financing activities totaled $8,580,881 for the year ended December 31, 2006 as compared to $5,455,773 for the year ended December 31, 2005. The reason for this increase was due to an increase in bank loans and proceeds from bank checks and commercial paper.

Changes in Inventories. Inventories at December 31, 2006 were $5,209,747, compared to $5,188,407 at December 31, 2005. The increased amount of inventories was mainly due to increased production activities associated to increased sales.

Liquidity and Capital Resources

As of June 30, 2007 Pacific Capital Group had cash and cash equivalents of $2,204,550.

Advance to Employees. TaiAn has a process of making advances to employees. “Advances to Employees” are advances to employees who are working on projects on behalf of TaiAn. After the work is finished, they will submit expense reports with supporting documents to the accounting department. Then, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified into operating activities. The total advance to employees was $1,629,857, $1,694,438, and $1,769,585 for the years ended December 31, 2006, 2005, and 2004, respectively.

Due From A Shareholder. “Due from a shareholder" represents temporary short-term loans made by TaiAn to its then a majority shareholder, Shandong Ruitai Chemicals Co., Ltd. ("Shandong Ruitai"). Shandong Ruitai had owned a 75% equity ownership interest in TaiAn from January 2000 through February 2007. On March 20, 2007, Shandong Ruitai sold a 74% equity ownership interest in TaiAn to Pacific Capital Group Co., Ltd. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from due from a shareholder are classified as cash flows from investing activities. The total loans to the shareholder was $82,904,688, $69,709,583, and $40,949,756 in 2006, 2005, and 2004, respectively. The Company is collecting these loans from Shandong Ruitai. The Management believes that it will be able to collect all these loans back by September 2008.

Bank Loan. TaiAn has entered into various loan agreements to borrow a total of $15,861,401 from Feicheng Branch of Bank of China, Taian Branch of Transportation Bank, Wenyang Branch of Feicheng Credit Bank, and Wenyang Branch of Agriculture Bank. The following chart shows the amount, duration, and interest rate for each of the bank loan contracts as of June 30, 2007:

Financial Institution	Loan Amount	Duration	Monthly Interest Rate
Feicheng Branch of Bank of China	$393,453	2/2/2007-2/1/2008	6.12%
Feicheng Branch of Bank of China	$1,311,510	2/27/2007-2/26/2008	6.12%
Feicheng Branch of Bank of China	$1,180,359	3/14/2007-3/13/2008	6.12%
Feicheng Branch of Bank of China	$786,906	3/28/2006-3/27/2007	6.39%
Feicheng Branch of Bank of China	$1,311,510	4/24/2007-4/23/2008	6.39%
Feicheng Branch of Bank of China	$918,057	6/15/2007-6/14/2008	6.02%
Feicheng Branch of Bank of China	$1,180,359	11/22/2006-11/21/2007	6.12%
Feicheng Branch of Bank of China	$1,311,510	12/21/2006-12/20/2007	6.12%
Taian Branch of Transportation Bank	$655,755	2/27/2007-8/27/2007	110% of rate quoted by People’s Bank of China at due date of interest payment
Wenyang Branch of Feicheng Credit Bank	$721,330	5/24/2007-5/23/2008	4.65%
Wenyang Branch of Feicheng Credit Bank	$1,154,129	1/31/2007-1/31/2008	5.31%
Wenyang Branch of Feicheng Credit Bank	$1,001,993	1/31/2007-1/31/2008	5.31%
Wenyang Branch of Feicheng Credit Bank	$1,311,510	1/31/2007-1/31/2008	5.31%
Wenyang Branch of Agriculture Bank	$1,311,510	5/28/2007-12/25/2007	6.57%
Wenyang Branch of Agriculture Bank	$1,311,510	12/23/2006-12/22/2007	6.975%
Total	$15,861,401

Off Balance Sheet Arrangements

As of November 8, 2007, the Company does not have any off balance sheet arrangements.

DESCRIPTION OF PROPERTY

TaiAn’s headquarters are located in Wenyang County, in the Feicheng District of Tai’an City in the Shandong Province of China. In the PRC, all land belongs to the State. Enterprises and Individuals can pay the State a fee to obtain the rights to use a parcel of land for either commercial or residential purposes for initial periods of either 50 or 70 years. The Company currently owns the use rights of two parcels of adjoining land, totaling approximately 56.76 acres, on which its manufacturing plant and office building are located. Specifically, the Company’s land use rights are for: i) approximately a 20 acre parcel for a 50 year period ending on December 2, 2055; and ii) a 36 acre parcel ending on June 5, 2054. The Company’s manufacturing plant encompasses approximately 2,798,640 square feet of space and includes ten workshops with over 3,000 pieces of manufacturing equipment. The Company also maintains a 322,920 square foot office building on its property.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 8, 2007, the ownership of each executive officer and director of the Company, of all executive officers and directors of the Company as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrant or other right to acquire additional securities of the Company except as may be otherwise noted.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Class
Common	Dian Min Ma, Chairman of Board of Directors, Chief Executive Officer, Secretary Wenyang Town Feicheng City ShanDong, China 270016	11,936,372	45.9%

Common	Xing Fu Lu, President, Director Wenyang Town Feicheng City ShanDong, China 270016	11,096,220	42.7%

Common	Gang Ma, Chief Financial Officer Wenyang Town Feicheng City ShanDong, China 270016	0	0%

Common	Jin Tian, Director Wenyang Town Feicheng City ShanDong, China 270016	0	0%

	All Officers and Directors as a Group (4 in number)	23,032,592	88.6%

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The respective positions and ages of our directors and executive officers and the year in which each director was first elected are shown in the following table. Each director has been elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. There are no agreements or understandings for any officer or director to resign at the request of another person, and no officer or director is acting on behalf of or will act at the direction of any other person.

Name	Age	Position	Director/ Executive Officer Since
Dian Min Ma	42	Director, CEO, Secretary	August 2007
Xing Fu Lu	56	Director, President	August 2007
Gang Ma	35	Chief Financial Officer	November 2007
Jin Tian	36	Director	November 2007

Directors and Officers

Dian Min Ma. Dian Min Ma has been a director of the Registrant since August 2007 and has been the CEO of the Registrant since November 8, 2007. His primary responsibilities are focused on the general management of the Company. In addition to his work with China RuiTai International Holdings Co., Ltd., Mr. Ma serves as the Finance Manager for TaiAn; he has served in this position since August 2004. Mr. Ma is a Professional Accountant with close to 20 years of experience. He has formerly served as Finance Manager for FeiCheng JinTai Company, FeiCheng Oil Chemical Plant, and FeiCheng RuiTai Fine Chemical Company, Ltd.

Xing Fu Lu. Xing Fu Lu has been a director of the Registrant since August 2007 and has been the President of the Registrant since November 8, 2007. In addition to his work with China RuiTai International Holdings Co., Ltd., Mr. Lu is the Chief Executive Officer of TaiAn. Mr. Lu is a Professional Engineer with over 25 years of experience. Prior to accepting his position as CEO with TaiAn, he was General Manager in FeiCheng Oil Chemical Plant, and FeiCheng RuiTai Fine Chemical Company, Ltd.

Gang Ma. Gang Ma has been the Chief Financial Officer of the Registrant since November 8, 2007. In addition to his work with China RuiTai International Holdings Co., Ltd., Mr. Ma works as the Director of the Financial Department for TaiAn, a position that he has held since July 1999. Prior to working for TaiAn, Mr. Ma worked for Shangdong GMB Company from August 1995 to July 1999 in the company’s financial and accounting department.

Jin Tian. Jin Tian has been a director of the Registrant since November 8, 2007. In addition to his work with China RuiTai International Holdings Co., Ltd., Jin Tian works as an accountant for TaiAn, a position he has held since approximately October 2002.

Significant Employees

Jibin Tian. Jibin Tian has been the Production Manager for TaiAn since August 2004. He has 25 years of experience including working as Production Manger in FeiCheng Oil Chemical Plant and FeiCheng RuiTai Fine Chemical Company, Ltd.

Jiangang Sun. Jiangang Sun has served as the Engineering Manager for TaiAn since August 2004. Mr. Sun is a Professional Engineer and prior to starting at TaiAn, he was the Engineering Manager at FeiCheng Oil Chemical Plant, and FeiCheng Rui Tai Fine Chemical Company, Ltd. He has close to 20 years of experience.

Family Relationships

There are no family relationship between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

There have been no legal proceedings involving either our directors or executive officers during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the years indicated, all compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer, chief financial officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods; the information contained below represents compensation paid to the Registrant’s officers and directors for their work related to the Registrant’s subsidiary, TaiAn. These officers are referred to herein as the “named executive officers.” The compensation table excludes other compensation in the form of perquisites and other personal benefits that constituted less than $10,000 in value in 2006.

Summary Compensation Table

					Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principle Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Dian Min Ma,	2006	$185,185	$-	$-	$-	-	$-	$-
CEO	2005	$67,000	$-	$-	$-	-	$-	$-
	2004	$67,000	$-	$-	$-	-	$-	$-

Xing Fu Lu,	2006	$198,000	$-	$-	$-	-	$-	$-
President	2005	$80,000	$-	$-	$-	-	$-	$-
	2004	$80,000	$-	$-	$-	-	$-	$-

Gang Ma,	2006	$67,000	$-	$-	$-	-	$-	$-
CFO	2005	$10,000	$-	$-	$-	-	$-	$-
	2004	$10,000	$-	$-	$-	-	$-	$-

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the fiscal year ended December 31, 2006.

TaiAn Employment Agreements

TaiAn has entered into an employment agreement with Dian Min Ma, its general manager for a ten-year term beginning on October 6, 2000 and ending on October 6, 2010. The agreement establishes the working relationship between TaiAn and Dian Min Ma. A copy of the agreement is attached hereto as Exhibit 10.1.

TaiAn has entered into an employment agreement with Xing Fu Lu, its president for a ten-year term beginning on October 6, 2000 and ending on October 6, 2010. The agreement establishes the working relationship between TaiAn and Xing Fu Lu. A copy of the agreement is attached hereto as Exhibit 10.2.

TaiAn has entered into an employment agreement with Gang Ma, its chief financial officer for a ten-year term beginning on October 6, 2000 and ending on October 6, 2010. The agreement establishes the working relationship between TaiAn and Gang Ma. A copy of the agreement is attached hereto as Exhibit 10.3.

TaiAn has entered into an employment agreement with Jibin Tian, its production manager for a ten-year term beginning on October 6, 2000 and ending on October 6, 2010. The agreement establishes the working relationship between TaiAn and Jibin Tian. A copy of the agreement is attached hereto as Exhibit 10.4.

TaiAn has entered into an employment agreement with Jiangang Sun, its engineering manager for a ten-year term beginning on October 6, 2000 and ending on October 6, 2010. The agreement establishes the working relationship between TaiAn and Jiangang Sun. A copy of the agreement is attached hereto as Exhibit 10.5.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans.

Directors’ and Officers’ Liability Insurance

The Company currently does not have insurance insuring directors and officers against liability. However, the Company is in the process of acquiring such insurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The related party transaction status and balances as of December 31, 2005, December 31, 2006 and June 30, 2007 are summarized below:

Advance to Employees. TaiAn has a process of making advances to employees. “Advances to Employees” are advances to employees who are working on projects on behalf of TaiAn. After the work is finished, they will submit expense reports with supporting documents to the accounting department. Then, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified into operating activities. The total advance to employees was $1,629,857, $1,694,438, and $1,769,585 for the years ended December 31, 2006, 2005, and 2004, respectively.

Due From A Shareholder. “Due from a shareholder" represents temporary short-term loans made by TaiAn to its then majority shareholder, Shandong Ruitai Chemicals Co., Ltd. ("Shandong Ruitai"). Shandong Ruitai had owned 75% equity ownership interest of the Company from January 2000 through February 2007. On March 20, 2007, Shandong Ruitai sold a 74% equity ownership interest in TaiAn to Pacific Capital Group Co., Ltd. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore they are deemed payable on demand. Cash flows from due from a shareholder are classified as cash flows from investing activities. The total loans to the shareholder was $82,904,688, $69,709,583, and $40,949,756 in 2006, 2005, and 2004, respectively. The Company is collecting these loans from Shandong Ruitai as the Company is in the process to become a public company. The Management believes that it will be able to collect all these loans back by September 2008.

Due to Employees. Due to Employees represents temporary short-term loans from employees to finance TaiAn’s operations due to a lack of cash resources. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, they are deemed payable on demand. Cash flows from these activities are classified as cash flows from financing activities. The total borrowing from employees was $9,007 and $131,358 for the six months ended June 30, 2007 and 2006, respectively.

Land Use Right Transaction. On October 25, 2006, the Company purchased the use right of a piece of land, approximately 36 acre, located in Wenyang County, Shandong Province, from its majority shareholder, Shandong Ruitai, for $3,352,840, a copy of the Land Transfer Agreement is attached hereto as Exhibit 10.6, and is hereby incorporated by reference. The local government approved the transaction and certified that the purchase price is at the fair market value. The consideration has been paid to the seller, and the title transferal is under going. The Management believes the transaction is on terms no less favorable to the Company than those reasonably obtainable from third parties.

Director Independence

The NASDAQ Stock Market has instituted director independence guidelines that have been adopted by the Securities & Exchange Commission. These guidelines provide that a director is deemed “independent” only if the board of directors affirmatively determines that the director has no relationship with the company which, in the board’s opinion, would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. Significant stock ownership will not, by itself, preclude a board finding of independence.

For NASDAQ Stock Market listed companies, the director independence rules list six types of disqualifying relationships that preclude an independence filing. The Company’s board of directors may not find independent a director who:

1.	is an employee of the company or any parent or subsidiary of the company;

2.
accepts, or who has a family member who accepts, more than $60,000 per year in payments from the company or any parent or subsidiary of the company other than (a) payments from board or committee services; (b) payments arising solely from investments in the company’s securities; (c) compensation paid to a family member who is a non-executive employee of the company’ (d) benefits under a tax qualified retirement plan or non-discretionary compensation; or (e) loans to directors and executive officers permitted under Section 13(k) of the Exchange Act;

3.	is a family member of an individual who is employed as an executive officer by the company or any parent or subsidiary of the company;

4.
is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (a) payments arising solely from investments in the company’s securities or (b) payments under non-discretionary charitable contribution matching programs;

5.	is employed, or who has a family member who is employed, as an executive officer of another company whose compensation committee includes any executive officer of the listed company; or

6.	is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit.

Based upon the foregoing criteria, our Board of Directors has determined that Dian Min Ma, Xing Fu Lu, and Jin Tian are not independent directors under these rules as they are also employed by the Company as its CEO, President, and as an accountant for a subsidiary, respectively.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 50,000,000 shares of common stock. Prior to the closing of the share exchange on November 8, 2007, there were 3,354,652 shares of common stock issued and outstanding. Subsequent to the closing of the share exchange on November 8, 2007, there were 26,000,000 shares of common stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

MARKET PRICE AND DIVIDENDS ON COMMON STOCK

Trading Information

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “CRUI,” but there is currently no liquid trading market. As soon as is practicable and assuming we satisfy the necessary initial listing requirements, the Company intends to apply to have its common stock listed for trading on the American Stock Exchange or NASDAQ Stock Market, although the Company cannot be certain that any of these applications will be submitted or approved.

The transfer agent for our common stock is Interwest Transfer Company, Inc. 1981 East Murray Holladay Road, Suite 100, Salt Lake City, UT 84117.

Dividends

For the foreseeable future, the Company does not intend to pay cash dividends to its stockholders.

LEGAL PROCEEDINGS

The Company does not know of any material, active or pending legal proceedings against them; nor is the Company involved as a plaintiff in any material proceedings or pending litigation.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-B.

RECENT SALES OF UNREGISTERED SECURITIES

As disclosed on Form 8-K filed with the Securities and Exchange Commission on June 11, 2007, which is hereby incorporated by reference, the Registrant authorized the issuance, and subsequently issued, 1,300,000 shares of its common stock pursuant to the terms of an Advisory Agreement entered by and between the Registrant and Mid-Continental Securities Corp., its agents and/or assigns (“Advisor”).  Under the terms of the Advisory Agreement, in return for the issuance of 1,300,000 shares of common stock of the Registrant, the Advisor agreed to advise the Registrant with respect to the operation of the Registrant's business, including but not limited to, advisement with respect to investor and public relations, communications and co-ordinations, mergers and acquisitions, corporate filings, market strategies, structure of deals and strategic relationships and alliances, and assisting the Registrant in obtaining equity or debt financing, and such other matters as the Registrant and Advisor shall mutually agree upon. For the above share issuances the shares were not registered under the Securities Act in reliance upon the exemption from registration provided in Section 4(2) of the Securities Act. No underwriters were used, nor were any brokerage commissions paid in connection with the above share issuances.

On November 8, 2007 pursuant to the closing of the Agreement for Share Exchange dated August 29, 2007, by and between China RuiTai International Holdings Co., Ltd., Pacific Capital Group Co., Ltd., and the shareholders of Pacific Capital Group Co., Ltd., the Registrant issued 22,645,348 shares of common stock. As set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, in return for the issuance of 22,645,348 shares of its common stock, the Registrant received all of the issued and outstanding common stock of Pacific Capital Group, thereby making Pacific Capital Group and its majority owned subsidiary TaiAn, wholly and majority owned subsidiaries, respectively, of the Registrant. For the above share issuances the shares were not registered under the Securities Act in reliance upon the exemption from registration provided in Regulation S of the Securities Act. No underwriters were used, nor were any brokerage commissions paid in connection with the above share issuances.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws provide that the Company shall have the power to indemnify any person who is or was a director, officer, employee or agent of the Company, or who is or has served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with and to the full extent permitted by the Delaware GCL as in effect at the time of adoption of this bylaw or as amended from time to time.

Section 145 of the Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

ITEM 5.01 - CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Pursuant to the terms of the Exchange Agreement, in conjunction with the closing of the Share Exchange on November 8, 2007, Anna Herbst, Frank Pioppi and Cosmo Palmieri, resigned from their respective positions as directors and officers of the Company. Prior to their resignation, pursuant to the terms of the Exchange Agreement, Dian Min Ma was appointed as the Company’s Chairman of its Board of Directors, the CEO, and the Secretary, Xing Fu Lu was appointed as the Company’s President, Jin Tian was appointed as a director, and Gang Ma was appointed as the Company’s CFO. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On November 8, 2007, through a unanimous consent in lieu of a meeting, pursuant to the authority granted to the Company’s Directors in the Company’s Articles of Incorporation, the Directors adopted new Bylaws for the Company, a copy of which is attached as an exhibit to this Form 8-K.

ITEM 5.06 - CHANGE IN SHELL COMPANY STATUS

See Item 2.01 above relating to the share exchange with Pacific Capital Group. As a result of the share exchange, the Registrant ceased to be a shell company.

The Registrant was a shell company (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the reverse merger with Pacific Capital Group as described in Item 2.01. As a result of the merger, the Registrant has acquired a subsidiary that possesses an operating business. Consequently, the Registrant believes that the reverse merger has caused it to cease to be a shell company. For information about the merger transactions, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K, which information is incorporated hereunder by this reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

 In accordance with Item 9.01(a), Pacific Capital Group’s audited financial statements for the fiscal year ended December 31, 2006 and Pacific Capital Group’s consolidated unaudited financial statements for the six-month interim period ended June 30, 2007 are filed in this Current Report on Form 8-K as Exhibit 99.1.

In addition, because Pacific Capital Group did not acquire TaiAn RuiTai Cellulose Co., Ltd. until March of 2007, the audited financial statements for TaiAn RuiTai Cellulose Co., Ltd. for the fiscal years ended December 31, 2006, 2005, 2004 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)  Pro Forma Financial Information.

In accordance with Item 9.01(b), the Company’s pro forma financial statements as of the fiscal year ended December 31, 2006 and as of the period ended June 30, 2007 are filed in this Current Report on Form 8-K as Exhibit 99.2.

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.4
Share Exchange Agreement dated August 29, 2007, by and between China RuiTai International Holdings, Pacific Capital Group Co., Ltd., and the shareholders of Pacific Capital Group Co., Ltd., (incorporated by reference from exhibit to Form 8-K filed on September 5, 2007.)

3.1(i)	Articles of Incorporation, dated November 11, 1955

3.1.1(i)	Articles of Amendment to Articles of Incorporation, dated December 8, 1955

3.1(ii)	Bylaws of China RuiTai International Holdings Co., Ltd.

10.1	Labor Contract dated October 6, 2000, by and between TaiAn RuiTai Cellulose Co., Ltd. and Ma Dianmin.

10.2	Labor Contract dated October 6, 2000, by and between TaiAn RuiTai Cellulose Co., Ltd. and Lu Xingfu.

10.3	Labor Contract dated October 6, 2000, by and between TaiAn RuiTai Cellulose Co., Ltd. and Ma Gang.

10.4	Labor Contract dated October 6, 2000, by and between TaiAn RuiTai Cellulose Co., Ltd. and Tian Jibin.

10.5	Labor Contract dated October 6, 2000, by and between TaiAn RuiTai Cellulose Co., Ltd. and Sun Jiangang.

10.6	Land Transfer Agreement, dated October 25, 2006 by and between TaiAn RuiTai Cellulose Co., Ltd. and Shandong RuiTai Chemical Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

China RuiTai International Holdings Co., Ltd. (Registrant)

Date: November 9, 2007	/s/ Dian Min Ma, Chief Executive Officer